                           OFFER TO PURCHASE FOR CASH

                                       BY

                        CENTURY BUSINESS SERVICES, INC.

                                       OF

                  UP TO 14,000,000 SHARES OF ITS COMMON STOCK
                   AT A PURCHASE PRICE NOT GREATER THAN $3.30
                         NOR LESS THAN $3.00 PER SHARE

 THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
     TIME, ON WEDNESDAY, JULY 9, 2003, UNLESS THE TENDER OFFER IS EXTENDED.

                                                                   June 10, 2003

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated June 10, 2003, and the related Letter of Transmittal, which, as amended and supplemented from time to time, together constitute the tender offer, in connection with the offer by Century Business Services, Inc., a Delaware corporation ("CBIZ"), to purchase up to 14,000,000 shares of its common stock, par value $0.01 per share, at a price, net to the seller in cash, without interest, not greater than $3.30 nor less than $3.00 per share, specified by tendering stockholders, upon the terms and subject to the conditions of the tender offer.

     CBIZ will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $3.30 nor less than $3.00 per share, that it will pay for shares properly tendered and not properly withdrawn under the tender offer, taking into account the number of shares so tendered and the prices specified by tendering stockholders. CBIZ will select the lowest purchase price that will allow it to purchase 14,000,000 shares, or such lesser number of shares as are properly tendered and not properly withdrawn, at prices not greater than $3.30 nor less than $3.00 per share, under the tender offer. All shares properly tendered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase) at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot, proration and conditional tender provisions. CBIZ will return promptly after the expiration date all shares, including shares tendered at prices greater than the purchase price and shares not purchased because of proration or conditional tenders. CBIZ reserves the right, in its sole discretion, to purchase more than 14,000,000 shares under the tender offer in accordance with applicable law. See Section 1 and Section 3 of the Offer to Purchase.

     If the number of shares properly tendered is less than or equal to 14,000,000 shares (or such greater number of shares as CBIZ may elect to purchase pursuant to the tender offer), CBIZ will, on the terms and subject to the conditions of the tender offer, purchase at the purchase price selected by CBIZ all shares so tendered.

     On the terms and subject to the conditions of the tender offer, if at the expiration of the tender offer more than 14,000,000 Shares (or such greater number of shares as CBIZ may elect to purchase) are properly tendered at or below the purchase price selected by CBIZ, then CBIZ will buy shares first, from all stockholders who own, beneficially or of record, an aggregate of fewer than 100 shares who properly tender all their shares at or below the purchase price and do not withdraw them before the expiration date, second, on a pro rata basis from all other stockholders who properly tender shares at or below the purchase price selected by CBIZ, subject to conditional tenders, and third, only if necessary to permit CBIZ to purchase 14,000,000 shares, from stockholders who have tendered shares subject to the condition that a specified minimum number of the stockholder's shares be purchased if any shares are purchased in the tender offer as described in Section 6 of the Offer to Purchase (for which the condition was not initially satisfied, and provided the stockholders tendered all of their shares) by random lot, to the extent feasible.

     We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

     Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account, and if you wish us to tender, the price(s), if any, at which you wish to do so, on the terms and subject to the conditions of the tender offer.

     We call your attention to the following:

          1. You may tender your shares at prices not greater than $3.30 nor less than $3.00 per share as indicated in the attached Instruction Form, net to you in cash, without interest.

          2. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

          3. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

          4. The tender offer and withdrawal rights with respect to the tender offer will expire at 5:00 p.m., New York City time, on July 9, 2003, unless CBIZ extends the tender offer.

          5. The tender offer is for 14,000,000 shares, constituting approximately 14.6% of the shares outstanding as of June 9, 2003.

          6. Tendering stockholders who are registered stockholders or who tender their shares directly to Fifth Third Bank, the Depositary for the tender offer, will not be obligated to pay any brokerage commissions or fees to CBIZ or the Dealer Manager (as defined in the Offer to Purchase), solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on CBIZ's purchase of shares under the tender offer.

          7. If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares at or below the purchase price before the expiration date and check the box captioned "Odd Lots" in the attached Instruction Form, CBIZ, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered at or below the purchase price and not properly withdrawn.

          8. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

          9. If you wish to condition your tender upon the purchase of all shares tendered or upon CBIZ's purchase of a specified minimum number of the shares that you tender, you may elect to do so and thereby avoid possible proration of your tender. CBIZ's purchase of shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition, complete the section captioned "Conditional Tender" in the attached Instruction Form.

          10. CBIZ's board of directors has approved the tender offer. However, neither CBIZ nor any member of its board of directors, nor the Dealer Manager or the Information Agent (as defined in the Offer to Purchase) makes any recommendation to stockholders as to whether they should tender or refrain from tendering their shares or as to the purchase price or purchase prices at which they may choose to tender their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender and the purchase price or purchase prices at which their shares should be tendered. In doing so, stockholders should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including CBIZ's reasons for making the tender offer. See Section 2 of the Offer to Purchase. Stockholders should discuss whether to tender their shares with their broker or other financial or tax advisor.

          CBIZ's directors and executive officers have advised CBIZ that they do not intend to tender any shares in the tender offer. See Section 11 of the Offer to Purchase.

     If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form as promptly as possible. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

     Terms used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

     YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 9, 2003, UNLESS CBIZ EXTENDS THE TENDER OFFER. TENDERED SHARES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE APPLICABLE EXPIRATION DATE.

     The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

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

                        INSTRUCTIONS WITH RESPECT TO THE

                           OFFER TO PURCHASE FOR CASH

                                       BY

                        CENTURY BUSINESS SERVICES, INC.

                                       OF

                  UP TO 14,000,000 SHARES OF ITS COMMON STOCK
                   AT A PURCHASE PRICE NOT GREATER THAN $3.30
                         NOR LESS THAN $3.00 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 10, 2003, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer in connection with the offer by Century Business Services, Inc., a Delaware corporation ("CBIZ"), to purchase up to 14,000,000 shares of its common stock, par value $0.01 per share, at a price, net to the seller in cash, without interest, not greater than $3.30 nor less than $3.00 per share, specified by the undersigned, upon the terms and subject to the conditions of the tender offer.

     The undersigned hereby instruct(s) you to tender to CBIZ the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at the price per share indicated below, under the terms and subject to the conditions of the tender offer.

AGGREGATE NUMBER OF SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE
UNDERSIGNED:
------------ SHARES*

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
                (SEE INSTRUCTION 6 IN THE LETTER OF TRANSMITTAL)
                                     BOX A

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking one of the boxes below instead of the box under Box B, "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price determined by CBIZ for the shares is less than the price checked below. A stockholder who desires to tender shares at more than one price must complete a separate instruction letter for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

     Price (in Dollars) Per Share at Which Shares Are Being Tendered (check the appropriate box to indicate the tender price, not to be less than $3.00 and not to exceed $3.30).

     [ ] $3.00            [ ] $3.05            [ ] $3.10            [ ] $3.30
     [ ] $3.15            [ ] $3.20            [ ] $3.25

     Check the appropriate box above or, alternatively, check the box below under Box B, "Shares Tendered at Prices Determined Under the Tender Offer." Unless you check the box under Box B, if you do not check one and only one of the boxes above, you will not have validly tendered your Shares.

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

                                     BOX B

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

[ ] I want to maximize the chance of having CBIZ purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes in Box A, I hereby tender shares at and am willing to accept the purchase price determined by CBIZ in accordance with the terms of the tender offer. This action could result in receiving a price per share as low as $3.00.

                  YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES
              UNLESS YOU COMPLETE ONE AND ONLY ONE OF BOX A OR BOX B
                                     ODD LOTS
                 (SEE INSTRUCTION 9 IN THE LETTER OF TRANSMITTAL)

     To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on June 9, 2003, and who continues to own, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 shares. The undersigned either (CHECK ONE
BOX):

[ ] is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

[ ] is a broker, dealer, commercial bank, trust company, or other nominee that
    (a) is tendering for the beneficial owner(s) shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 shares and is tendering all of those shares

     In addition, the undersigned is tendering shares either (CHECK ONE BOX):

[ ] at the price per share indicated in Box A above under "Shares Tendered at Price Determined by Stockholder;" or

[ ] at the purchase price, as the same shall be determined by CBIZ in accordance with the terms of the tender offer (persons checking this box should check Box B above).

                               CONDITIONAL TENDER
                (SEE INSTRUCTION 6 IN THE LETTER OF TRANSMITTAL)

     A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder's shares tendered must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any stockholder desiring to make a conditional tender must so indicate in the box captioned "Conditional Tender" below. Unless the minimum number of shares indicated below is purchased by CBIZ in the tender offer, none of the shares tendered by such stockholder will be purchased. It is the responsibility of the stockholder to calculate that minimum number of shares that must be purchased if any are purchased, and CBIZ urges stockholders to consult their own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ] Minimum number of shares that must be purchased if any are purchased:
    ____________shares.

     If, because of proration, the minimum number of shares designated will not be purchased, CBIZ may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box.

[ ] The tendered shares represent all shares held by the undersigned.

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

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                                   SIGN HERE

Account Number(s):
-------------------------------

Signature(s):
--------------------------------------------------------------------------------

Name(s):
--------------------------------------------------------------------------------
                                    (Please Print)

Address(es):
--------------------------------------------------------------------------------
                              (Including zip code)

Area Code/Phone Number(s):
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Taxpayer Identification or Social Security Number(s):
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Dated: ________, 2003
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* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

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